UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to
Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013

COLT DEFENSE LLC
COLT FINANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

333-171547	32-0031950 27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On August 22, 2013, Colt Defense LLC (the “Company”) announced the resignation of Gerald R. Dinkel as President and Chief Executive Officer.  Mr. Dinkel will continue to serve as a Manager on the Company’s Governing Board.

In connection with Mr. Dinkel’s resignation, the Company and Mr. Dinkel entered into an agreement and general release (“Separation Agreement”) as of August 20, 2013. The Separation Agreement provides for Mr. Dinkel to receive the following consideration after the effective date of his resignation:

•                  A cash payment of $100,000 promptly following his resignation;

•                  Continuation of salary for eighteen months;

•                  Continued use of his Company-provided automobile and apartment through December 31, 2013;

•                  Reimbursement for COBRA payments for six months.

In exchange, Mr. Dinkel is bound by a one-year non-competition and non-solicitation agreement and has provided the Company with a general release.  He also has agreed to the cancellation of all vested and unvested options to acquire common units in the Company.  A copy of the Separation Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Chief Executive Officer

On August 20, 2013, the Company’s Governing Board appointed Dennis Veilleux, age 47, to serve as President and Chief Executive Officer and as a Manager of the Company. Prior to joining the Company, Mr. Veilleux served as President and Chief Executive Officer of New Colt Holding Corp. since January 2013.  Previously, he served as Chief Operating Officer of Colt’s Manufacturing Company LLC and Vice President of Manufacturing at the Company.  Mr. Veilleux joined the Company in 2006 as Executive Director of Engineering, having worked previously at FN Group, Sturm Ruger & Co., Inc. and General Electric’s Armament Division.

On August 20, 2013, the Company entered into an employment agreement (“Employment Agreement”) with Mr. Veilleux. Under the Employment Agreement, Mr. Veilleux’s employment with the Company is on an at-will basis. Mr. Veilleux will receive the following compensation for his service as President and Chief Executive Officer:

•                  An annual base salary of $400,000;

•                  A performance bonus opportunity up to 50% of base salary;

•                  An equity award comprised of options to purchase 4,000 of the Company’s Class B Common Units at an exercise price equal to $288.78 per unit, subject to the provisions of the Company’s long-term incentive plan and vesting provisions contained in the Employment Agreement.

If the Company terminates Mr. Veilleux’s employment without cause or if Mr. Veilleux resigns because the Company materially breaches his employment contract and does not cure the breach, Mr. Veilleux is entitled to severance benefits equal to his annual base salary, payable in twelve monthly installments. A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

There are no family relationships between Mr. Veilleux and any manager or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Certain Officer

Effective August 23, 2013, Leslie S. Striedel, Vice President of Finance and Administration, will be leaving the Company and her duties will be absorbed within the Company’s existing finance organization.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated as of August 20, 2013, between Gerald R. Dinkel and Colt Defense LLC.
10.2	Employment Agreement dated as of August 20, 2013, between Dennis Veilleux and Colt Defense LLC.
99.1	Press release dated August 22, 2013, entitled “Colt Defense Announces Senior Management Change”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC

Dated: August 22, 2013

	By:	/s/ Jeffrey G. Grody
	Name:	Jeffrey G. Grody
	Title:	General Counsel and Secretary